EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Niku Corporation (the “Company”) for the quarter ended July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joshua Pickus, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Niku Corporation for the period covered by the Report.

Dated: September 13, 2004	/s/ JOSHUA PICKUS
Joshua Pickus
Chief Executive Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Niku Corporation and will be retained by Niku Corporation and furnished to the Securities and Exchange Commission or its staff upon request.